Exhibit 99

NEWS

INVESTOR CONTACT:(818) 225-3550

David Bigelow or Lisa Riordan

MEDIA LINE: (800) 796-8448

COUNTRYWIDE REPORTS 2008 FIRST QUARTER RESULTS

— Net Loss of $893 Million —

— Profitability in Loan Production Sector, MSR Investment, and Balboa Life & Casualty Business
Offset by $3 Billion in Credit-Related Charges —

— Board Announces $0.15 Dividend —

CALABASAS, CA (April 29, 2008) – Countrywide Financial Corporation (NYSE: CFC) today reported a net loss of $893 million, or $1.60 per diluted share, for the first quarter ended March 31, 2008, which compares to net income of $434 million, or $0.72 per diluted share, for the first quarter of 2007.

Key quarterly results include the following:

Table 1

	Quarter Ended
($ in millions, except per share amounts)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Consolidated Company
Net (Loss) Earnings	$(893)	$(422)	$434
Diluted (Loss) Earnings per Share	$(1.60)	$(0.79)	$0.72
Shareholders’ Equity	$13,155	$14,656	$14,818
Total Assets	$199,018	$208,367	$207,183
Key Segment Pre-tax (Loss) Earnings
Mortgage Banking	$(552)	$(623)	$100
Banking	$(960)	$(279)	$288
Capital Markets	$1	$118	$132
Insurance	$36	$172	$180
Key Operating Statistics ($ in billions)
Total Loan Fundings	$73	$69	$117
Ending Loan Servicing Portfolio	$1,484	$1,476	$1,352
Ending Assets of Banking Operations	$110	$113	$84

During the first quarter of 2008, operating results benefited from profitability in the Company’s Loan Production sector, from its investment in mortgage servicing rights(a), and from its Balboa Life & Casualty insurance business.  However, these results were more than offset by materially higher credit-related costs during the quarter.  Increased credit-related charges were driven by increased levels of mortgage delinquencies, defaults and loss severities, as well as downward revisions in expectations of home prices relative to prior quarters.

(a) MSR portfolio operating earnings and MSR valuation changes, net of related hedging results.

Investor Relations	1

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

FIRST QUARTER 2008 CREDIT-RELATED CHARGES

Table 2

	Quarter Ended March 31, 2008
				Insurance
	Mortgage Banking		Banking	Segment
($ in millions)	Production	Servicing	Segment	& other	Total

Provision for credit losses	$-	$213	$1,316	$-	$1,529
Provision for representations & warranty claims	51	404	-	1	456
Impairment of credit-sensitive retained interests (1)	-	441	-	-	441
Provision for captive mortgage reinsurance claims	-	-	-	236	236
Senior and mezzanine security valuation adjustments (2)	-	202	-	-	202
Inventory and pipeline valuation adjustments	188	-	-	-	188

Total	$239	$1,260	$1,316	$237	$3,052

(1) Includes $154 million related to HELOC rapid amortization.

(2) These securities were retained in securitizations and are backed by nonprime, home equity and non-conforming prime loans and are carried at estimated fair value.

The credit-related charges in the first quarter of 2008 are further discussed below:

•                  Provision for credit losses on the Company’s investment in residential loans was $1.5 billion during the quarter, compared to $925 million last quarter and $158 million in the first quarter of 2007.  Charge-offs for the first quarter of 2008 were $606 million, compared to $283 million for the fourth quarter of 2007 and $39 million for the first quarter of 2007.  The reserve for credit losses was increased by approximately $1 billion to $3.4 billion at the end of the quarter.(b)

•                  Provision for representations and warranty claims was $456 million during the quarter, compared to a recovery of $58 million in the fourth quarter of 2007 and a $42 million provision in the first quarter of 2007.  Charge-offs related to claims settled during the quarter were $129 million for the first quarter of 2008, compared to $5 million for the fourth quarter of 2007 and $43 million for the first quarter of 2007.  The sequential quarter build in the representations and warranty claims liability was approximately $320 million, increasing it to $1 billion at March 31, 2008.

•                  Impairment of credit-sensitive retained interests was $441 million during the quarter, compared to impairment of $852 million last quarter and $366 million in the first quarter of 2007.  Of the $441 million in impairment charges, $347 million related to home equity securitizations and $67 million related to subprime residuals. The carrying value of the Company’s credit-sensitive residual assets at March 31, 2008 was $483 million, including $207 million related to subprime loans and $234 million related to home equity loans.  The liability for estimated losses on future draws related to HELOC rapid amortization amounted to $798 million at March 31, 2008, which compares to $704 million at December 31, 2007 and no liability existed at March 31, 2007.

•                  Provision for captive mortgage reinsurance claims was $236 million, compared to a provision of $21 million in the fourth quarter of 2007 and a reversal of $60 million in the first quarter of 2007.  The liability for future claims increased to $385 million at March 31, 2008.  As of March 31, 2008, approximately $134 billion of mortgage loans in the Company’s servicing portfolio are covered by such mortgage reinsurance contracts, and the Company’s maximum aggregate losses under the reinsurance contracts are limited to $1.1 billion.

Investor Relations	2

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

•                  Valuation adjustments were $390 million during the quarter.  Further disruption in the capital markets and declining liquidity for non-agency mortgage assets persisted and credit spreads on those assets continued to widen. As a result, senior and mezzanine securities retained in prior securitizations and non-agency inventory subject to fair value adjustments were written down.  Senior and mezzanine securities were written down by $202 million in the first quarter of 2008 compared to $66 million in the fourth quarter of 2007 and no charge was taken in the first quarter of 2007.  Loan inventory was written down in the amount of $188 million in the first quarter of 2008, which compares to write-downs of $428 million in the fourth quarter of 2007 and $253 million in the first quarter of 2007.

(b)  The reserve for credit losses and the asset for estimated amounts recoverable from pool mortgage insurance are shown separately on the balance sheet.  The March 31, 2008 and December 31, 2007 balances of the asset were $613 million and $556 million, respectively.

BUSINESS SEGMENT PERFORMANCE

Mortgage Banking — Loan Production

The Loan Production sector is comprised of the following distribution channels:  consumer-direct lending through Countrywide’s retail home loan offices, call center operations and the Internet; wholesale lending through a network of mortgage brokers; and correspondent lending which buys closed loans from other financial institutions such as independent mortgage companies, commercial banks, savings and loans and credit unions.   The sector also includes the mortgage banking activities of Countrywide Bank.

Table 3

Loan Production Sector

Results of Operations (1)

	Quarter Ended
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Gain on sale of loans (2)	$1,045	$274	$1,064
Net warehouse spread	37	22	90
Miscellaneous income	22	15	10
Total revenues	1,104	311	1,164
Operating expenses	(757)	(729)	(856)
Allocated corporate expenses	(115)	(89)	(138)
Total expenses	(872)	(818)	(993)

Total Loan Production sector pre-tax earnings (loss)	$232	$(507)	$171

(1) Numbers may not total exactly due to rounding.

(2) Includes hedge results and inventory valuation adjustments, and in the first quarter of 2008 includes the impact of the adoption of SAB 109.

Pre-tax earnings in the Loan Production sector were $232 million in the first quarter, compared to a pre-tax loss of $507 million in the prior quarter and pre-tax earnings of $171 million in the first quarter of 2007.  The following summarizes the operational and financial highlights in the Loan Production sector for the first quarter of 2008:

•                  On a consolidated basis, the Company’s loan originations totaled $73 billion in the first quarter of 2008, of which $67 billion was originated for sale and $6 billion was originated for investment.  This compares to $61 billion originated for sale and $8 billion originated for investment in the fourth quarter of 2007.

Investor Relations	3

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

•                  Average daily applications were $2.2 billion in the first quarter of 2008, up 27 percent from the fourth quarter of 2007.

•                  Pricing margins on loans originated for sale (i.e., margins at the time of lock) remained stable or improved slightly during the quarter relative to the prior quarter.  However, gain on sale margins were negatively impacted by significant secondary market volatility during the quarter.

•                  Operating expenses were up $28 million, but down 7 basis points as a percentage of production.  The sequential quarter dollar increase is primarily driven by a reduced benefit in the first quarter of 2008 from SFAS 91 deferral due to the Company’s adoption of SFAS 159 on most held-for-sale loans.

•                  The Company’s adoption of the SEC’s Staff Accounting Bulletin No. 109 aided first quarter profitability by $358 million.  The adoption of this accounting standard requires the Company to book “gain on sale” at the time of loan lock versus loan sale as was previously the practice.

•                  The Company recorded write-downs of $188 million resulting from credit-spread widening during the quarter on non-agency fixed-rate mortgages and on loans that had been previously securitized but on which the Company did not receive sales treatment pursuant to SFAS 140. As a result of first quarter spread widening and lessened liquidity for these loans, management has determined that any new production of non-agency fixed-rate loans will be originated solely for the Company’s investment portfolio.

Mortgage Banking — Loan Servicing

The Loan Servicing sector includes the performance of mortgage servicing rights (MSRs), interest-only securities and other mortgage banking segment investments which include: credit-sensitive subprime and home equity residuals; Mortgage Banking HFI loans; and senior and mezzanine mortgage-backed securities which remain unsold from prior securitizations.  Countrywide also manages a financial hedge within the Loan Servicing sector to mitigate negative valuation changes in MSRs and retained interests.

Investor Relations	4

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Table 4

	Quarter Ended (5)
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007

Loan Servicing sector earnings before credit charges	$442	$969	$256
Credit charges	(1,260)	(1,108)	(357)
Total Loan Servicing sector pre-tax loss	$(818)	$(139)	$(100)

Loan Servicing sector earnings before credit charges:
Servicing fees, net of guarantee fees	$1,174	$1,219	$1,080
Escrow balance income	69	168	204
Miscellaneous fees	168	162	209
Income from retained interests	98	112	148
Realization of expected MSR cash flows	(754)	(659)	(800)
Operating revenues	756	1,001	840

Direct expenses	(268)	(244)	(179)
Allocated corporate expenses	(24)	(16)	(22)
Total expenses	(293)	(260)	(201)

Operating earnings	463	741	640

Change in fair value of MSRs (1)	(1,558)	(1,535)	(9)
Servicing hedge gains (losses) (1)	1,667	1,986	(161)
Valuation changes, net of servicing hedge (1)	109	451	(170)

Interest expense	(130)	(223)	(213)
Loan Servicing sector earnings before credit charges	442	969	256

Credit charges
Impairment of credit-sensitive retained interests, net of hedge	(444)	(862)	(318)
Adjustment to representation and warranty liability (2)	(404)	59	(31)
Loan loss provision (3)	(209)	(238)	(7)
Change in fair value of senior and mezzanine securities (4)	(202)	(66)	-
Credit charges	(1,260)	(1,108)	(357)

Total Loan Servicing sector pre-tax loss	$(818)	$(139)	$(100)

Average servicing portfolio ($ in billions)	$1,469	$1,456	$1,316
MSR portfolio capitalization rate	1.26%	1.40%	1.40%
Actual prepayment speed (CPR)	13.0%	10.5%	17.4%
Ending value of credit-sensitive retained interests ($ in millions)	$483.1	$771.0	$1,836.9

(1) Includes other non credit-sensitive retained interests, predominately interest-only securities.

(2) We estimate our liability for representations and warranty claims at the time of sale and update our estimates quarterly.  At the time of sale, the liability adjusts our gain on sale.  Subsequent to sale, adjustments to our liability for representations and warranty claims are included in our Loan Servicing sector.

(3) Represents the provision for loan losses for the Mortgage Banking segment’s mortgage loan investment portfolio.

(4) These securities were retained in securitization and are backed by nonprime, home equity and non-conforming prime loans and are carried at estimated fair value.

(5) Numbers may not total exactly due to rounding.

Before the impact of credit charges, Loan Servicing sector pre-tax earnings were $442 million during the first quarter of 2008 compared to $969 million and $256 million in the fourth and first quarters of 2007, respectively. The Loan Servicing sector incurred a pre-tax loss of $818 million in the first quarter of 2008, which compares to a loss of $139 million in the fourth quarter of 2007.  The sequential quarter comparison was impacted by the following factors:

•                  Earnings from the Company’s investment in mortgage serving rights were impacted by lower interest rates during the quarter and related increases in prepayment speeds.  This resulted in an increase in the write-down of the MSR asset related to “realization of expected MSR cash flows” from $659 million in the fourth

Investor Relations	5

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

quarter of 2007 to $754 million in the first quarter of 2008.  Prepayment speeds on the MSR asset approximated 13 percent in the first quarter, compared to 11 percent for the fourth quarter of 2007.  However, while up from the previous quarter, prepayment speeds continue to be slow relative to historic speeds in similar interest rate environments due to slowing housing conditions and lesser credit availability in the mortgage markets.

•                  While the Company’s servicing hedge applicable to the MSR asset performed favorably during the quarter resulting in hedge gains exceeding MSR impairment by $109 million, the valuation change on the MSR asset, net of hedge gains, in the prior quarter was a gain of $451 million.

•                  Impairment charges of $444 million applicable to the Company’s credit-sensitive retained interests, net of hedge, also negatively impacted Loan Servicing sector earnings with the majority of the impact related to the retained interests from home equity securitizations,  including impairment losses related to HELOC rapid amortization. The impairment on retained interests was driven primarily by worsening trends and expectations for delinquencies and home prices and the resulting increases in estimates of future defaults and credit losses.  During the first quarter of 2008, Countrywide recorded impairment losses of $154 million related to future draw obligations on the home equity securitization deals that have entered or are probable to enter rapid amortization status.  This compares to rapid amortization-related impairment losses of $704 million recorded in the fourth quarter of 2007.  The aggregate carrying value of the Company’s investments in credit-sensitive retained interests at March 31, 2008 was $483 million, compared to $771 million at December 31, 2007, and $1.8 billion at March 31, 2007.

•                  The provision expense applicable to estimated future representations and warranty claims was increased from the fourth quarter of 2007 by $463 million.  The increase is primarily attributable to worsening trends and expectations for delinquencies and home prices and the related increases in the projections of future defaults to which representation and warranty claims are correlated.  As a result, the reserve for such future claims at March 31, 2008 approximated $1 billion.

•                  The loan loss provision applicable to the Mortgage Banking segment loan portfolio was $209 million for the first quarter of 2008 compared to $238 million for the fourth quarter of 2007 and $7 million for the first quarter of 2007.

•                  The fair value of senior and mezzanine securities declined $202 million during the first quarter of 2008, as compared to $66 million for the fourth quarter of 2007 and there was no such decline for the first quarter of 2007.  The downward change in fair value was driven by further disruption in the capital markets and declining liquidity for non-agency mortgage assets, which resulted in wider credit spreads on those assets.

Banking

The Banking segment includes Banking Operations (primarily the fee and investment activities of Countrywide Bank, FSB) and Countrywide Warehouse Lending, a provider of mortgage inventory financing to independent mortgage bankers.

Investor Relations	6

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Table 5

Banking Segment Results of Operations

	Quarter Ended (2)
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Banking Operations	$(925)	$(262)	$294
Countrywide Warehouse Lending	(2)	5	10
Allocated corporate expenses	(34)	(23)	(16)
Total Banking segment pre-tax (loss) earnings	$(960)	$(279)	$288

Table 6

	Quarter Ended (2)
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Banking Operations:
Net interest income	$633	$627	$497
Provision for credit losses	(1,316)	(688)	(129)
Non-interest income	6	11	41
Mortgage insurance expense	(27)	(23)	(19)
Other non-interest expense	(222)	(189)	(95)
Banking Operations pre-tax (loss) earnings	$(925)	$(262)	$294

Other statistics:
Total assets	$110,190	$113,057	$84,261
Total deposits (1)	$64,266	$61,184	$57,783
Loan portfolio, net	$84,774	$85,432	$69,271
Net charge-offs	$485	$192	$33
Allowance for credit losses	$3,066	$2,179	$422

(1) Includes intercompany deposits

(2) Numbers may not total exactly due to rounding

During the first quarter of 2008, Banking Operations incurred a pre-tax loss of $925 million, compared to a pre-tax loss of $262 million last quarter and pre-tax income of $294 million in the first quarter of 2007.  The sequential quarter comparison was impacted by the following factors:

•                  The provision for credit losses in the first quarter increased 91 percent from the fourth quarter provision to $1.3 billion, driven by the worsening trends and expectations for delinquencies and home prices and the related increase in the projection of future charge-offs during the quarter.  During the first quarter of 2008, net charge-offs in Banking Operations were $485 million, which compares to $192 million in the fourth quarter of 2007 and $33 million in the first quarter of 2007.  The allowance for credit losses in the Banking Operations sector at March 31, 2008 grew to $3.1 billion from $2.2 billion at December 31, 2007.  The estimated amounts recoverable from pool mortgage insurance increased to $613 million at the end of the quarter from $556 million at the end of the fourth quarter of 2007.

•                  Net interest income increased modestly from $627 million in the fourth quarter of 2007 to $633 million in the first quarter of 2008. Although the average balance of interest-earning assets increased by 6 percent, the net interest margin declined 16 basis points from the fourth quarter to 2.25 percent in the first quarter of 2008.  This decline resulted from reductions in interest rates, which impacted the average yield on

Investor Relations	7

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

interest-earning assets and was not fully offset by reductions in funding costs, and a higher balance of non-performing loans.

•                  Total deposits were $64 billion at March 31, 2008, which compares to $61 billion at December 31, 2007. Retail deposits totaled $38 billion at March 31, 2008, which compares to $33 billion at December 31, 2007.  During the first quarter of 2008, the Bank opened eight new Financial Centers, bringing its total to 201 at March 31, 2008.

Capital Markets

The Capital Markets segment includes a registered securities broker-dealer, a distressed-asset manager, a commercial real estate finance group and related businesses.  Financial results for the Capital Markets segment are noted below:

Table 7

	Quarter Ended
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007

Revenues	$81	$193	$261
Pre-tax earnings	$1	$118	$132
Conduit loans sold	$436	$1,687	$7,434

The pre-tax earnings in the Capital Markets segment were $1 million in the first quarter, which compares to $118 million in the fourth quarter of 2007 and $132 million in the first quarter of 2007.  The sequential quarter decrease was primarily due to a reduction in revenues resulting from the continued disruption in the capital markets and declines in the value of non-agency securities and loans.  The sequential quarter difference in revenue was also impacted by a SFAS 140 benefit of $104 million in the fourth quarter of 2007 compared to a benefit of $38 million in the first quarter of 2008, which resulted from the sale of certain securities allowing sale accounting to be achieved.

Insurance

Countrywide’s Insurance segment includes Balboa Life & Casualty, a provider of property, life and casualty insurance; and Balboa Reinsurance Company, a captive mortgage guaranty reinsurance company.

Table 8

Insurance Segment Pre-tax Earnings (1)

	Quarter Ended
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Balboa Reinsurance Company	$(136)	$76	$131
Balboa Life & Casualty	181	105	57
Allocated corporate expenses	(10)	(9)	(8)
Total Insurance segment pre-tax earnings	$36	$172	$180

(1) Numbers may not total exactly due to rounding

For the first quarter of 2008, Insurance segment pre-tax earnings were $36 million, compared to $172 million last quarter and $180 million in the first quarter of 2007.  Earnings were primarily impacted by the pre-tax loss at

Investor Relations	8

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

Balboa Reinsurance, which resulted from an increase in its provision for mortgage reinsurance claims of $215 million.  For the quarter ended March 31, 2008, Balboa Reinsurance was not required to pay any claims under its reinsurance contracts, but increased its projection for future claims payments, driven primarily by a worsening housing market and resulting higher actual and projected default rates. The liability at March 31, 2008 for future insurance claims payments approximated $385 million.

The sequential quarter increase in pre-tax earnings at Balboa Life & Casualty was primarily the result of continued growth in net earned premiums, lower catastrophe losses, and lower non-catastrophe loss ratios.

DIVIDEND DECLARATION

Countrywide’s Board of Directors declared a dividend of $1,812.50 per share on its Series B preferred stock.  The preferred stock dividend is payable on May 15, 2008.  Countrywide’s Board of Directors also declared a $0.15 dividend on its common shares despite its quarterly loss and the challenging market conditions.  The common stock dividend is payable on June 2, 2008 to shareholders of record on May 14, 2008.

EARNINGS WEBCAST/CONFERENCE CALL

Given the pending merger with Bank of America, announced January 11, 2008, Countrywide will not hold a webcast or conference call to discuss quarterly results.

ABOUT COUNTRYWIDE

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: lack of or further reduced access to corporate debt markets or other sources of liquidity; additional disruptions in the secondary mortgage market; increased credit losses due to downward trends in the economy and in the real estate market, including as a result of continued increases in the delinquency rates of borrowers; adverse changes in the Company’s credit ratings, including any downgrade that causes the Company to lose its investment grade credit rating; continued increases in credit exposure resulting from the Company’s decision to retain more loans in its portfolio of loans held for investment; competitive conditions in each of the Company’s business segments; unexpected changes in general business, economic, market and political conditions in the United States; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; unforeseen cash or capital requirements; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

(tables follow)

Investor Relations	9

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2008 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

10-10-10

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarters Ended
	March 31,		%
(in thousands, except per share data)	2008	2007	Change
	(unaudited)
Revenues
Gain on sale of loans and securities	$289,311	$1,234,104	(77%)

Interest income	2,806,559	3,351,982	(16%)
Interest expense	(2,075,239)	(2,621,045)	(21%)
Net interest income	731,320	730,937	0%
Provision for loan losses	(1,501,352)	(151,962)	888%
Net interest (expense) income after provision for loan losses	(770,032)	578,975	N/M

Loan servicing fees and other income from mortgage servicing rights and retained interests	1,406,409	1,387,289	1%
Realization of expected cash flows from mortgage servicing rights	(753,626)	(799,882)	(6%)
Change in fair value of mortgage servicing rights	(1,460,713)	54,183	N/M
Impairment of retained interests	(741,020)	(429,601)	72%
Servicing Hedge gains (losses)	2,004,407	(113,738)	N/M
Net loan servicing fees and other income from mortgage servicing rights and retained interests	455,457	98,251	364%

Net insurance premiums earned	488,829	334,177	46%
Other	215,309	160,269	34%
Total revenues	678,874	2,405,776	(72%)

Expenses
Compensation	1,053,985	1,075,408	(2%)
Occupancy and other office	242,779	264,213	(8%)
Insurance claims	355,651	57,305	521%
Advertising and promotion	73,260	70,017	5%
Other	445,426	238,038	87%
Total expenses	2,171,101	1,704,981	27%

(Loss) earnings before income taxes	(1,492,227)	700,795	N/M
(Benefit) provision for income taxes	(599,174)	266,814	N/M

NET (LOSS) EARNINGS	$(893,053)	$433,981	N/M

(Loss) Earnings per Share:
Basic	$(1.60)	$0.74	N/M
Diluted	$(1.60)	$0.72	N/M

Weighted Average Shares Outstanding:
Basic	579,339	588,158	(1%)
Diluted	579,339	603,000	(4%)

(more)

11-11-11

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	%
(in thousands, except share data)	2008	2007	Change
	(unaudited)	(audited)
Assets
Cash	$9,014,340	$8,810,399	2%
Mortgage loans held for sale (includes $11,484,414 carried at estimated fair value at March 31, 2008)	15,653,390	11,681,274	34%
Trading securities owned, at estimated fair value	14,101,304	14,504,563	(3%)
Trading securities pledged as collateral, at estimated fair value	3,358,767	6,838,044	(51%)
Securities purchased under agreements to resell, securities borrowed and federal funds sold	7,786,346	9,640,879	(19%)
Loans held for investment, net of allowance for loan losses of $3,351,304 and $ 2,399,491, at March 31, 2008 and December 31, 2007, respectively	95,264,500	98,000,713	(3%)
Investments in other financial instruments, at estimated fair value	20,903,537	25,817,659	(19%)
Mortgage servicing rights, at estimated fair value	17,154,574	18,958,180	(10%)
Premises and equipment, net	1,582,483	1,564,438	1%
Other assets	14,198,552	12,550,775	13%

Total assets	$199,017,793	$208,366,924	(4%)

Liabilities
Deposit liabilities	$63,293,392	$60,200,599	5%
Securities sold under agreements to repurchase	17,862,890	18,218,162	(2%)
Trading securities sold, not yet purchased, at estimated fair value	2,180,954	3,686,978	(41%)
Notes payable (includes $1,692,472 carried at estimated fair value at March 31, 2008)	87,651,431	97,227,413	(10%)
Accounts payable and accrued liabilities	11,641,310	10,194,358	14%
Income taxes payable	3,232,760	4,183,543	(23%)

Total liabilities	185,862,737	193,711,053	(4%)

Commitments and contingencies	-	-	-

Shareholders’ Equity
Preferred stock, par value $0.05 - authorized, 1,500,000 shares; issued and outstanding at March 31, 2008 and December 31, 2007, 20,000 shares of 7.25% Series B non-voting convertible cumulative shares with total liquidation preference of $2,000,000	1	1	0%
Common stock, par value $0.05 - authorized, 1,000,000,000 shares; issued, 581,113,066 shares and 578,881,566 shares at March 31, 2008 and December 31, 2007, respectively; outstanding, 580,603,314 shares and 578,434,243 shares at March 31, 2008 and December 31, 2007, respectively	29,056	28,944	0%
Additional paid-in capital	4,186,868	4,155,724	1%
Retained earnings	9,662,386	10,644,511	(9%)
Accumulated other comprehensive loss	(723,255)	(173,309)	317%

Total shareholders’ equity	13,155,056	14,655,871	(10%)

Total liabilities and shareholders’ equity	$199,017,793	$208,366,924	(4%)

(more)

12-12-12

COUNTRYWIDE FINANCIAL CORPORATION

LOANS HELD FOR INVESTMENT, NET, OTHER ASSETS AND

MORTGAGE SERVICING RIGHTS

	March 31,	December 31,	%
(in thousands)	2008	2007	Change
	(unaudited)	(audited)
Loans Held for Investment, Net
Mortgage loans	$91,638,178	$91,557,484	0%
Defaulted FHA-insured and VA-guaranteed loans repurchased from securities	3,071,946	2,691,563	14%
Warehouse lending advances secured by mortgage loans	1,146,138	887,134	29%
	95,856,262	95,136,181	1%
Premiums and discounts and deferred loan origination fees and costs, net	(378,880)	(363,560)	4%
Allowance for loan losses	(3,351,304)	(2,399,491)	40%
	92,126,078	92,373,130	0%
Mortgage loans held in SPEs	3,138,422	5,627,583	(44%)
Total loans held for investment, net	$95,264,500	$98,000,713	(3%)

Other Assets
Reimbursable servicing advances, net	$4,378,797	$3,981,703	10%
Margin accounts	2,123,485	669,391	217%
Investments in Federal Reserve Bank and Federal Home Loan Bank stock	2,098,782	2,172,987	(3%)
Real estate acquired in settlement of loans	863,070	807,843	7%
Interest receivable	792,508	932,477	(15%)
Estimated amounts recoverable from pool mortgage insurance	612,530	555,803	10%
Receivables from custodial accounts	399,334	387,509	3%
Capitalized software, net	389,656	385,276	1%
Prepaid expenses	382,263	374,943	2%
Cash surrender value of assets held in trust for deferred compensation plans	285,835	307,902	(7%)
Securities broker-dealer receivables	239,303	203,206	18%
Cash surrender value of Company-owned life insurance	217,988	229,835	(5%)
Mortgage guaranty insurance tax and loss bonds	188,667	165,066	14%
Restricted cash	115,569	86,078	34%
Receivables from sale of securities	-	98,021	(100%)
Other assets	1,110,765	1,192,735	(7%)

Total other assets	$14,198,552	$12,550,775	13%

	Quarters Ended
	March 31,		%
	2008	2007	Change
Mortgage Servicing Rights, at Estimated Fair Value
Balance at beginning of period	$18,958,180	$16,172,064	17%
Additions:
Servicing resulting from transfers of financial assets	834,778	1,898,903	(56%)
Purchases of servicing assets	420	116,592	(100%)
Total additions	835,198	2,015,495	(59%)
Less sale of MSRs	(424,465)	-	N/M
Change in fair value:
Due to changes in valuation inputs or assumptions used in valuation model (1)	(1,460,713)	54,183	N/M
Other changes in fair value (2)	(753,626)	(799,882)	(6%)

Balance at end of period	$17,154,574	$17,441,860	(2%)

(1)  Principally reflects changes in discount rates and prepayment speed assumptions, primarily due to changes in interest rates.

(2)  Represents changes due to realization of expected cash flows.

(more)

13-13-13

COUNTRYWIDE FINANCIAL CORPORATION

INVESTMENTS IN OTHER FINANCIAL INSTRUMENTS, AT ESTIMATED FAIR VALUE

	March 31,	December 31,	%
(in thousands)	2008	2007	Change
	(unaudited)	(audited)
Securities accounted for as available-for-sale:
Prime agency mortgage-backed securities	$1,640,924	$2,944,210	(44%)
Prime non-agency mortgage-backed securities	14,655,604	16,328,280	(10%)
Subprime mortgage-backed securities	1,111	35	N/M
Obligations of U.S. Government-sponsored enterprises	229,410	255,205	(10%)
Municipal bonds	173,808	419,540	(59%)
U.S. Treasury Securities	91,003	92,900	(2%)
Corporate bonds	76,438	74,643	2%
Subtotal	16,868,298	20,114,813	(16%)

Interests retained in securitization – non credit-sensitive:
Mortgage-backed pass-through securities	36,741	37,567	(2%)
Prime interest-only and principal-only securities	247,368	256,832	(4%)
Prepayment penalty bonds	6,175	9,516	(35%)
Total interests retained in securitization – non credit-sensitive	290,284	303,915	(4%)

Interests retained in securitization – credit-sensitive:
Mortgage-backed pass-through securities	144	281	(49%)
Prime residual securities	9,514	8,026	19%
Prime home equity retained interests	70,528	84,969	(17%)
Prime home equity interest-only securities	8,826	9,143	(3%)
Subprime interest-only securities	21,755	20,918	4%
Subprime residuals and other related securities	19,051	8,852	115%
Total interests retained in securitization – credit-sensitive	129,818	132,189	(2%)
Total securities accounted for as available-for-sale	17,288,400	20,550,917	(16%)

Financial instruments with changes in unrealized gains and losses recognized in earnings in the period of change:
Securities accounted for as trading:
Interests retained in securitization – non credit-sensitive:
Mortgage-backed pass-through securities	351,972	559,880	(37%)
Prime interest-only and principal-only securities	664,053	745,160	(11%)
Prepayment penalty bonds	63,777	70,401	(9%)
Interest rate swaps	-	50	(100%)
Total interests retained in securitization – non credit-sensitive	1,079,802	1,375,491	(21%)

Interests retained in securitization – credit-sensitive:
Mortgage-backed pass-through securities	12,371	34,424	(64%)
Prime residual securities	19,379	12,531	55%
Prime home equity retained interests	155,080	328,569	(53%)
Subprime residuals and other related securities	166,443	263,278	(37%)
Total interests retained in securitization – credit-sensitive	353,273	638,802	(45%)

Servicing hedge principal-only securities	-	908,358	(100%)
Municipal bonds	361,166	-	N/M
Corporate bonds	74,849	72,685	3%
Total securities accounted for as trading	1,869,090	2,995,336	(38%)

Hedging and mortgage pipeline derivatives	1,746,047	2,271,406	(23%)

Total financial instruments with changes in unrealized gains and losses recognized in earnings in the period of change	3,615,137	5,266,742	(31%)
Total investments in other financial instruments	$20,903,537	$25,817,659	(19%)

(more)

14-14-14

COUNTRYWIDE FINANCIAL CORPORATION

NOTES PAYABLE

	March 31,	December 31,	%
(in thousands)	2008	2007	Change
	(unaudited)	(audited)

Secured revolving lines of credit	$288,232	$1,547,648	(81%)
Unsecured revolving lines of credit	10,820,000	10,820,000	0%
Unsecured bank loan	660,000	660,000	0%
Borrowings from the Federal Reserve Bank	-	750,000	(100%)
Federal Home Loan Bank advances	46,025,000	47,675,000	(3%)

Medium-term notes:
Floating-rate	9,517,333	10,779,722	(12%)
Fixed-rate	8,089,073	8,221,445	(2%)
	17,606,406	19,001,167	(7%)

Asset-backed secured financings	3,161,420	9,453,478	(67%)
Asset-backed secured financings at estimated fair value	1,692,472	-	N/M
Convertible debentures	4,000,000	4,000,000	0%
Junior subordinated debentures	2,280,951	2,219,511	3%
Subordinated debt	1,085,224	1,067,010	2%
Other	31,726	33,599	(6%)
	$87,651,431	$97,227,413	(10%)

(more)

15-15-15

COUNTRYWIDE FINANCIAL CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarters Ended
	March 31,		%
(dollar amounts in millions)	2008	2007	Change

Production by segment:
Mortgage Banking	$67,370	$110,567	(39%)
Banking Operations	5,640	2,568	120%
Capital Markets - conduit acquisitions	3	1,829	(100%)
Total Mortgage Loan Fundings	73,013	114,964	(36%)
Commercial real estate	76	2,011	(96%)
Total Loan Fundings	$73,089	$116,975	(38%)

Number of loans produced	347,937	595,534	(42%)

Mortgage Loan Fundings by Product :
Government Fundings	$10,191	$3,539	188%
ARM Fundings	$12,180	$40,958	(70%)
Home Equity Fundings	$2,221	$10,539	(79%)
Nonprime Fundings	$-	$7,881	(100%)

Mortgage Loan Fundings by Purpose :
Non-purchase	$52,319	$71,798	(27%)
Purchase	20,694	43,166	(52%)
	$73,013	$114,964	(36%)

	March 31,		%
	2008	2007	Change
Mortgage loan pipeline
(loans-in-process)	$45,529	$69,389	(34%)

Loan servicing portfolio (1)	$1,484,157	$1,351,598	10%

Number of loans serviced (1)	8,999,850	8,438,625	7%

MSR portfolio (2)	$1,361,945	$1,242,111	10%

Assets of Banking Operations	$110,190	$84,261	31%

Workforce Head Count (3)	50,549	55,923	(10%)

(1)	Includes loans held for sale, loans held for investment and loans serviced for others, including those under subservicing agreements.
(2)	Represents loan servicing portfolio reduced by loans held for sale, loans held for investment and subservicing.
(3)	Workforce Head Count includes full-time employees, contract, and temporary help.

(more)

16-16-16

COUNTRYWIDE FINANCIAL CORPORATION

QUARTERLY SEGMENT ANALYSIS

(Unaudited)

	Quarter Ended March 31, 2008
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain (loss) on sale of loans and securities	$1,045,544	$(404,173)	$-	$641,371	$(23,919)	$5,774	$-	$-	$(333,915)	$289,311
Net interest income (expense) after provision for loan losses	37,060	(270,175)	2,727	(230,388)	(657,901)	79,064	28,889	1,871	8,433	(770,032)
Net loan servicing fees (1)	-	137,933	-	137,933	(108)	1,475	(179)	-	316,336	455,457
Net insurance premiums earned	-	-	-	-	-	-	488,829	-	-	488,829
Other revenue (2)	21,714	56,489	93,966	172,169	31,597	(4,868)	37,208	39,470	(60,267)	215,309
Total revenues	1,104,318	(479,926)	96,693	721,085	(650,331)	81,445	554,747	41,341	(69,413)	678,874
Expenses	871,943	337,620	63,518	1,273,081	310,040	80,448	519,246	30,362	(42,076)	2,171,101

Earnings (loss) before income taxes	$232,375	$(817,546)	$33,175	$(551,996)	$(960,371)	$997	$35,501	$10,979	$(27,337)	$(1,492,227)

	Quarter Ended March 31, 2007
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain (loss) on sale of loans and securities	$1,064,422	$(31,262)	$-	$1,033,160	$-	$189,796	$-	$-	$11,148	$1,234,104
Net interest income (expense) after provision for loan losses	90,024	(16,684)	3,192	76,532	386,648	60,624	17,012	1,609	36,550	578,975
Net loan servicing fees (1)	-	139,994	-	139,994	-	1,577	(907)	-	(42,413)	98,251
Net insurance premiums earned	-	-	-	-	-	-	334,177	-	-	334,177
Other revenue (2)	9,697	26,908	82,284	118,889	42,613	8,659	19,434	18,841	(48,167)	160,269
Total revenues	1,164,143	118,956	85,476	1,368,575	429,261	260,656	369,716	20,450	(42,882)	2,405,776
Expenses	993,489	219,262	55,520	1,268,271	141,167	128,448	190,058	16,444	(39,407)	1,704,981

Earnings (loss) before income taxes	$170,654	$(100,306)	$29,956	$100,304	$288,094	$132,208	$179,658	$4,006	$(3,475)	$700,795

(1)

Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)	Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(more)

17-17-17

COUNTRYWIDE FINANCIAL CORPORATION
LOAN SERVICING SECTOR
SERVICING PORTFOLIO DELINQUENCIES
(Unaudited)

	Quarters Ended
	March 31, 2008		December 31, 2007		March 31, 2007
Servicing Portfolio Delinquencies (1)	Total	90+ day	Total	90+ day	Total	90+ day

Conventional 1st liens	6.48%	3.19%	5.76%	2.28%	2.85%	0.82%
Government 1st liens	12.29%	5.00%	14.38%	5.27%	11.32%	4.41%
Prime home equity loans (including FRS)	8.29%	4.58%	7.32%	3.61%	3.77%	1.75%
Subprime loans	35.88%	21.04%	33.64%	17.25%	19.62%	7.82%
Total servicing portfolio	9.27%	4.81%	8.64%	3.78%	4.90%	1.70%

(1)           Delinquencies are based on outstanding loan balances and include loans in foreclosure and are calculated using the MBA method.  Using the OTS method, total delinquency ratios would have been 6.34% at March 31, 2008; 5.32% at December 31, 2007; and 2.59% at March 31, 2007.  In the OTS method, a loan increases its delinquency status if a monthly payment is not received by the loan’s due date in the following month.  In the MBA method, a loan increases its delinquency status if a monthly payment is not received by the end of the day immediately preceding the loan’s next due date.

(more)

18-18-18

COUNTRYWIDE FINANCIAL CORPORATION
BANKING OPERATIONS
KEY STATISTICS AND CREDIT PERFORMANCE TRENDS
(Unaudited)

	Quarters Ended
	March 31,	December 31,	March 31,
(dollar amounts in thousands)	2008	2007	2007

Banking Operations Key Operating Statistics
Securities portfolio	$14,818,166	$17,730,604	$12,504,868
Total equity	$8,099,711	$8,357,966	$5,029,782
After-tax return on average assets	(1.93%)	(0.52%)	0.88%
After-tax return on average equity	(26.0%)	(7.5%)	14.6%

	90+ Day Delinquencies
	Banking Operations Loans Held for Investment
	March 31,	December 31,	March 31,
	2008	2007	2007

Pay-Option	9.4%	5.7%	1.0%
Other First Lien	3.3%	2.1%	0.9%
Prime Home Equity	2.3%	1.6%	0.9%
Subprime	11.6%	0.0%	0.0%
Total	4.6%	3.0%	1.0%

	Charge-Offs/Losses(1)
	Banking Operations Loans Held for Investment
	March 31,	December 31,	March 31,
(amounts in thousands)	2008	2007	2007

Pay-Option	$125,298	$35,449	$5,059
Other First Lien	40,592	14,753	3,334
Prime Home Equity	318,853	141,616	24,664
Subprime	363	-	-
Total	$485,106	$191,818	$33,057

(1)  Charge-offs in Banking Operations generally occur at 180 days of delinquency.

(more)

19-19-19

COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

CREDIT QUALITY

(Unaudited)

	March 31,		December 31,
(dollar amounts in thousands)	2008		2007

		% assets		% assets
Non-performing residential loans:
With third party credit enhancement (1)	$1,521,877	1.38%	$1,272,116	1.12%
Without third party credit enhancement	2,561,184	2.32%	1,611,951	1.43%
Total non-performing loans	4,083,061	3.70%	2,884,067	2.55%

Foreclosed real estate	505,213	0.46%	394,859	0.35%

Total non-performing assets	$4,588,274	4.16%	$3,278,926	2.90%

Allowances for credit losses
Allowance for loan losses	$3,005,345		$2,141,247
Liability for unfunded loan commitments	60,899		37,516
Estimated amounts recoverable from pool mortgage insurance	(612,530)		(555,803)
Total allowances for credit losses	$2,453,714		$1,622,960

Allowances for credit losses as a percentage of:
Total non-performing loans		60.09%		56.27%
Total non-performing loans without third party credit enhancements		95.80%		100.68%
Total loans held for investment		2.81%		1.86%

	Quarters Ended
	March 31, 2008		December 31, 2007		March 31, 2007
		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans		Annualized net charge-offs as % average investment loans
Net charge-offs:	$485,106	2.21%	$191,818	0.93%	$33,057	0.19%

(1)                     Third party credit enhancements include borrower-paid mortgage insurance and pool mortgage insurance acquired by the Banking Operations.

(more)

20-20-20

COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

AVERAGE BALANCE SHEET AND LOAN QUALITY

(Unaudited)

	Quarters Ended
Average Balance Sheet	March 31, 2008			December 31, 2007			March 31, 2007
(dollar amounts in thousands)	Average Balance	Interest Income/ Expense	Annualized Yield/Rate	Average Balance	Interest Income/ Expense	Annualized Yield/Rate	Average Balance	Interest Income/ Expense	Annualized Yield/Rate

Interest-earning assets
Home loans
Pay-option ARMs	$24,522,502	$372,244	6.07%	$28,115,759	$474,255	6.75%	$32,135,605	$591,547	7.36%
Hybrid & other 1st liens	28,932,432	455,639	6.30%	20,750,006	308,879	5.95%	18,655,609	258,177	5.54%
Home equity loans	33,802,616	654,244	7.76%	33,054,628	689,559	8.32%	20,061,375	415,223	8.35%
Commercial real estate loans	391,993	5,086	5.19%	520,491	7,921	6.04%	21,493	417	7.76%
Investment securities	17,035,693	239,485	5.62%	18,369,743	266,249	5.80%	7,574,841	101,450	5.36%
Other assets	7,085,488	78,575	4.46%	4,345,516	61,250	5.59%	1,462,793	21,449	5.94%
Total interest-earning assets	$111,770,724	$1,805,273	6.47%	$105,156,143	$1,808,113	6.87%	$79,911,716	$1,388,263	6.97%

Interest-bearing liabilities
Money market & savings deposits	$13,367,321	$133,583	4.02%	$15,326,681	$171,842	4.45%	$10,676,624	$136,174	5.17%
Company-controlled custodial deposit accounts	10,979,981	90,496	3.31%	14,354,288	164,645	4.55%	15,588,390	198,412	5.16%
Time deposits (CDs)	37,228,475	471,218	5.09%	31,209,068	410,110	5.21%	29,328,133	369,146	5.10%
Borrowings	38,870,090	476,521	4.93%	34,948,817	434,036	4.93%	17,681,984	187,791	4.31%
Total interest-bearing liabilities	$100,445,867	$1,171,818	4.69%	$95,838,854	$1,180,633	4.89%	$73,275,131	$891,523	4.93%

Net interest spread			1.78%			1.98%			2.04%
Net interest margin			2.25%			2.41%			2.45%

	March 31, 2008			December 31, 2007			March 31, 2007
Loan Quality (1)	LTV	CLTV	FICO	LTV	CLTV	FICO	LTV	CLTV	FICO
Pay-option ARMs	76%	80%	715	76%	79%	716	75%	79%	717
Hybrid & other 1st liens	74%	78%	728	74%	78%	728	74%	79%	733
Home equity loans	21%	84%	727	20%	83%	729	20%	81%	731

(1)   At time of origination; LTV=loan-to-value ratio; CLTV=combined LTV, which included second mortgages at time of origination; FICO is a commonly used credit scoring measure

(more)

21-21-21

COUNTRYWIDE FINANCIAL CORPORATION

CAPITAL MARKETS SEGMENT

RESULTS OF OPERATIONS AND SECURITIES TRADING VOLUME

(Unaudited)

	Quarters Ended
	March 31,	December 31,	March 31,
(in thousands)	2008	2007	2007

Revenues
Conduit	$43,872	$136,764	$68,818
Commercial real estate	41,509	32,900	48,232
Underwriting	12,441	9,655	67,388
Brokering	10,151	12,326	12,377
Securities trading	(24,911)	(5,524)	34,764
Other	(1,617)	6,976	29,077
Total revenues	81,445	193,097	260,656

Expenses
Operating expenses	76,413	70,962	121,985
Allocated corporate expenses	4,035	4,494	6,463
Total expenses	80,448	75,456	128,448

Total Capital Markets segment pre-tax earnings (loss)	$997	$117,641	$132,208

	Quarters Ended
	March 31,	December 31,	March 31,
(in millions)	2008	2007	2007

Securities Trading Volume: (1)
Mortgage-backed securities	$686,041	$575,210	$560,269
U.S. Treasury securities	225,584	272,536	365,329
Asset-backed securities	390	2,915	33,641
Other	15,748	17,983	38,703
Total securities trading volume	$927,763	$868,644	$997,942

(1)    Includes trades with Mortgage Banking Segment.

(more)

22-22-22

COUNTRYWIDE FINANCIAL CORPORATION

INSURANCE SEGMENT

KEY STATISTICS

(Unaudited)

	Quarters Ended
	March 31,	December 31,	March 31,
(dollar amounts in thousands)	2008	2007	2007

Balboa Life & Casualty:
Lender-placed net premiums earned	$312,227	$261,992	$166,734
Voluntary net premiums earned	$86,627	$99,196	$104,183
Loss ratio	30%	41%	43%
Combined ratio	61%	72%	81%

	Quarters Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Balboa Reinsurance:
(in thousands)
Reinsurance net earned premiums	$89,975	$85,864	$63,260

(in billions)
Period end:
Loans in CFC servicing portfolio covered by
Balboa Reinsurance	$134	$122	$94